0001630627false00016306272022-05-052022-05-05

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

TREACE MEDICAL CONCEPTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40355	47-1052611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

203 Fort Wade Rd., Suite 150

Ponte Vedra, Florida 32081

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (904) 373-5940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TMCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting of Stockholders of Treace Medical Concepts, Inc. (the “Company”) held on May 17, 2022, the stockholders of the Company voted on the following proposals, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2022:

Proposal 1: Election of Directors.

The stockholders elected, by the votes indicated below, the following nominees to the Company’s Board of Directors to serve as Class I directors for a three-year term of office expiring at the 2025 annual meeting of the stockholders or until a successor has been duly elected and qualified:

Name	For	Withheld	Broker Non-Vote
Lawrence W. Hamilton	35,908,700	8,625,722	6,916,429
Deepti Jain	42,641,590	1,892,832	6,916,429
James T. Treace	31,837,368	12,697,054	6,916,429

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified, by the votes indicated below, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain	Broker Non-Vote
51,385,300	38,218	27,333	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREACE MEDICAL CONCEPTS, INC.

Date: May 23, 2022	By:	/s/ Mark L. Hair
Mark L. Hair
Chief Financial Officer